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Exhibit 10.2

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT made as of this 2nd day of April, 2001 between Intraware, Inc., a corporation organized under the laws of the State of Delaware with offices at 25 Orinda Way, Suite 101, Orinda, California 94563 (the "Company"), and the undersigned (the "Subscriber", and together with each of the other subscribers in the Offering (defined below), the "Subscribers").

WHEREAS, the Company desires to issue a minimum of six (6) (the "Minimum Offering") and a maximum of fourteen (14) units (including fractions thereof) (the "Maximum Offering") (such units, the "Preferred Units") in a private placement (the "Offering"), each Unit consisting of (a) 50,000 shares of Series B Convertible Preferred Stock (the "Preferred Shares") convertible into shares (the "Conversion Shares") of the Company's common stock, $0.0001 par value (the "Common Stock"), and (ii) a warrant (the "Preferred Warrants") to purchase shares of Common Stock representing 20% (subject to adjustment) of the number of shares of Common Stock issuable upon conversion of 50,000 of the Preferred Shares (the "Warrant Shares" and, together with the Conversion Shares, the "Issuable Shares"); and

WHEREAS, [                  ] is acting as placement agent (the "Placement Agent") in the Offering pursuant to a Placement Agency Agreement dated April 2, 2001 between the Company and the Placement Agent (the "Agency Agreement"); and

WHEREAS, the Preferred Shares are convertible into the Conversion Shares on the terms set forth in the Company's Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the "Series B Designation"), the form of which is attached to this Subscription Agreement as Exhibit A.

WHEREAS, each Warrant represents the right to purchase one share of Common Stock (the "Warrant Shares") on the terms set forth in the Preferred Warrant, the form of which is attached to this Subscription Agreement as Exhibit B; and

WHEREAS, the Conversion Shares and the Warrant Shares are entitled to registration rights on the terms set forth in this Subscription Agreement and in the Registration Rights Agreement (the "Registration Rights Agreement"), attached hereto as Exhibit C and incorporated herein by reference and made a part hereof; and

WHEREAS, the Subscriber is delivering simultaneously herewith a completed confidential investor questionnaire (the "Questionnaire").

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I. SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER

1.1  Subscription for Preferred Units. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Preferred Units as is set forth upon the signature page hereof at a price equal to $500,000 per Unit and the Company agrees to sell such Preferred Units to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Preferred Units as the Company may, in its sole discretion, deem necessary or desirable. The purchase price is payable by certified or bank check made payable to "American Stock Transfer & Trust Company as escrow agent for Intraware, Inc." (American Stock Transfer & Trust Company is referred to as the "Escrow Agent") or by wire transfer of funds, contemporaneously with the execution and delivery of this Subscription Agreement. The Escrow Agent shall act as such in accordance with the terms and conditions of an Escrow Agreement to be entered into among the Placement Agent, the Company and the Escrow

Agent. The Preferred Shares and Preferred Warrants shall be delivered by the Company within five (5) business days following the consummation of the Offering as set forth in Article III.

1.2  Reliance on Exemptions. The Subscriber acknowledges that this offering of Preferred Units has not been reviewed by the United States Securities and Exchange Commission ("SEC") or any state agency because of the Company's representations that this is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") and state securities laws. The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Preferred Units.

1.3  Investment Purpose. The Subscriber represents that the Preferred Shares and Preferred Warrants comprising its Preferred Units are being purchased for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the 1933 Act. The Subscriber agrees that it will not sell or otherwise transfer the Preferred Shares or Preferred Warrants unless they are registered under the 1933 Act or unless an exemption from such registration is available.

1.4  Accredited Investor. The Subscriber represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, as indicated by its responses to the Questionnaire, and that it is able to bear the economic risk of any investment in the Preferred Units. The Subscriber further represents and warrants that the information furnished in the Questionnaire is accurate and complete in all material respects.

1.5  Risk of Investment. The Subscriber recognizes that the purchase of Preferred Units involves a high degree of risk in that: (i) the Company has incurred substantial losses from operations; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Preferred Units; (iii) an investment in the Preferred Units is illiquid; (iv) transferability of the securities comprising the Preferred Units is extremely limited; and (v) the Company will require substantial additional funds to operate its business and there can be no assurance that the Maximum Offering will be completed or that any other funds will be available to the Company.

1.6  Information. The Subscriber acknowledges receipt and careful review of: (a) the Annual Report of the Company for the fiscal year ended February 29, 2000 filed with the SEC on Form 10-K on May 26, 2000, as amended on November 9, 2000, (b) the Quarterly Report of the Company for the fiscal quarter ended May 31, 2000 filed with the SEC on Form 10-Q on July 17, 2000, (c) the Quarterly Report of the Company for the fiscal quarter ended August 31, 2000 filed with the SEC on Form 10-Q on October 16, 2000, (d) the Quarterly Report of the Company for the fiscal quarter ended November 30, 2000 filed with the SEC on Form 10-Q on January 16, 2001, (e) a Confidential Executive Summary prepared by the Company and attached hereto as Schedule 1.6 (the "Confidential Executive Summary"), (f) the Agency Agreement, (g) the Preferred Warrant, (h) this Subscription Agreement, (i) the Registration Rights Agreement, (j) the Series B Designation, and (k) all exhibits, schedules and appendices which are part of the aforementioned documents (collectively, the "Offering Documents"), and hereby represents that: (i) it has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested; and (ii) that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the Offering, and any additional information which it has requested.

1.7  No Representations. The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the

Company or any agent, employee or affiliate of the Company, including the Placement Agent, and in entering into this transaction the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

1.8  Tax Consequences. The Subscriber acknowledges that this offering of Preferred Units may involve tax consequences and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Preferred Units.

1.9  Transfer or Resale. The Subscriber understands that, except as set forth in the Registration Rights Agreement: (a) the Preferred Units have not been and are not being registered under the 1933 Act or any state securities laws; (b) the Preferred Shares, the Conversion Shares, the Preferred Warrants and the Warrant Shares (collectively, the "Securities") may not be offered for sale, sold, assigned, transferred or otherwise disposed of (each a "Disposition") unless, prior to effecting any such Disposition, (i) (A) such Securities, or the offering of such Securities, as applicable, are or is subsequently registered under the 1933 Act, (B) the Subscriber delivers to the Company an opinion of counsel, in a reasonably acceptable form, that a Disposition of the Securities may be made pursuant to an exemption from such registration, or (C) the Subscriber provides the Company with reasonable assurance that a Disposition of the Securities may be made pursuant to Rule 144 promulgated under the 1933 Act (the "Rule") and (ii) the Subscriber and all direct or indirect transferees in any such Disposition have agreed in writing upon the aggregate number of Issuable Shares that each such direct or indirect transferee may receive upon the conversion or exercise, as the case may be, of the Preferred Shares and the Preferred Warrants transferred to such transferee so that such exercise or conversion does not, when aggregated with conversions or exercises allocated to the Subscriber and any other transferees of such Subscriber, exceed the Per Subscriber Limit (defined below); (c) any Disposition of Securities made in reliance upon the Rule may be made only in accordance with the terms of the Rule and further, if the Rule is not applicable, any Disposition of the Securities under circumstances in which the seller (or the person through whom the Disposition is made) may be deemed to be an underwriter (as such term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (d) the Company is under no obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any registration exemption thereunder.

1.10  Lock-Up. The Subscriber hereby agrees to enter into a lock-up agreement (the "Lock-Up Agreement") in the form attached hereto as Exhibit D, provided that (i) Frost Prioleau enters into a substantially similar agreement, (ii) Peter Jackson enters into a lock-up agreement in the form attached hereto as Exhibit E (the "Jackson Lock-Up") and (iii) each of David Dunlap, Norman Pensky, Donald Freed, Paul Martinelli and James Brentano enter into a lock-up agreement in the form attached hereto as Exhibit F (together, the "Other Lock-Ups").

1.11  Placement Agent. The Subscriber agrees that neither the Placement Agent or any of its directors, officers, employees or agents shall be liable to any Subscriber for any action taken or omitted to be taken by it in connection therewith, except for willful misconduct or gross negligence.

1.12  Legends. The Subscriber understands that the certificates or other instruments representing the Securities, until such time as they have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE

    SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate or other instrument without such legend to the holder of the Securities upon which it is stamped, if (a) such Securities are registered under the 1933 Act, (b) such holder delivers to the Company an opinion of counsel, in a reasonably acceptable form, to the Company that a Disposition of the Securities may be made pursuant to an exemption from such registration, or (c) such holder provides the Company with reasonable assurance that a Disposition of the Securities may be made pursuant to the Rule without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

The Subscriber acknowledges that any certificates representing the Securities will bear a legend stating that the securities represented by such certificates are subject to the terms of the Lock-Up Agreement.

1.13  Validity; Enforcement. If the Subscriber is a corporation, partnership, trust or other entity, the Subscriber represents and warrants that: (a) it is authorized and otherwise duly qualified to purchase and hold the Preferred Units; and (b) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

1.14  Residency. The Subscriber represents that its principal address is furnished at the end of this Subscription Agreement.

1.15  Foreign Subscriber. If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the securities comprising the Preferred Units or any use of this Subscription Agreement, including: (a) the legal requirements within its jurisdiction for the purchase of the Preferred Units; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the securities comprising the Preferred Units. Such Subscriber's subscription and payment for, and his or her continued beneficial ownership of the Preferred Units, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

1.16  NASD Member. The Subscriber acknowledges that if it is a Registered Representative of a NASD member firm, the Subscriber must give such firm notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

II. REPRESENTATIONS BY THE COMPANY

The Company represents and warrants to the Subscriber, except as set forth in the disclosure schedules attached hereto:

2.1  Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Subscription Agreement means any entity in which the Company, directly or indirectly, owns capital stock and holds a majority or similar interest) are duly organized and validly existing in good standing under the laws of the jurisdiction in which they were organized, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Subscription Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby, or by the other Offering Documents or the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Offering Documents. A complete list of all Subsidiaries of the Company with substantive business activities is set forth in Schedule 2.1.

2.2  Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Subscription Agreement and other Offering Documents, to file and perform its obligations under the Offering Documents, and to issue the Securities in accordance with the terms of the Offering Documents. The execution and delivery of the Offering Documents by the Company and the consummation by the Company of the transactions contemplated by the Offering Documents, including without limitation the issuance of the Securities, have been duly authorized by the Company's board of directors and no further consent or authorization is required by the Company, its board of directors or its stockholders. The Offering Documents have been duly executed and delivered by the Company, and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

2.3  Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is set forth in Schedule 2.3. All of such outstanding shares have been and are, or upon issuance will be duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Schedule 2.3, (i) no shares of the Company's capital stock are subject to preemptive rights under Delaware law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in the Offering Documents; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

2.4  Issuance of Securities; Reservation. The issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action by the Company and, upon issuance in accordance with the Offering Documents, shall be (a) duly authorized, validly issued, fully paid and non-assessable,

(b) free from all taxes, liens and charges with respect to the issue thereof, and (c) entitled to the rights and preferences set forth in the Series B Designation and the Preferred Warrants. At least 12,850,000 shares of Common Stock have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and exercise of the Preferred Warrants. In the event the number of shares of Common Stock issuable upon conversion or exercise of the Preferred Shares or the Preferred Warrants exceed the number of authorized shares of Common Stock as a result of the conversion price or exercise price reset terms of the Preferred Shares or Preferred Warrants, the Company shall use its best efforts to seek stockholder approval of and file a Certificate of Amendment to increase the authorized number of shares of Common Stock accordingly. Upon conversion of the Preferred Shares or exercise of the Preferred Warrants in accordance with the Series B Designation or the Preferred Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Agreement and Questionnaire, (ii) that all of the offerees and Subscribers are "accredited investors" as such term is defined in Rule 501 of Regulation D, and (iii) that the Placement Agent has not engaged, nor will engage, in connection with the Offering, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, the offer and sale of the Preferred Shares and the Preferred Warrants pursuant to the terms of this Subscription Agreement are and will be exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualification contained in Rule 507 thereof or otherwise.

2.5  No Conflicts. Except as set forth in Schedule 2.5, the execution, delivery and performance of the Offering Documents by the Company, the consummation by the Company of the transactions contemplated by the Offering Documents, and the performance by the Company of its obligations under the Series B Designation and the Preferred Warrants, including without limitation, the reservation for issuance and the issuance of the Securities, will not (a) result in a violation of the Company's Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company, or the Company's bylaws, (b) conflict with, or constitute a default or an event which with notice or lapse of time or both would become a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, lease, license or instrument (including without limitation, any document filed as an exhibit to any of the Company's SEC Documents (as defined below)), or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq National Market, Inc.) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

2.6  Consents. Except as contemplated by the Agency Agreement, and except for the filing of the Registration Statement (as defined in the Registration Rights Agreement) with the SEC, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Offering Documents. Except as otherwise provided in the Offering Documents, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

2.7  No General Solicitation. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf, has engaged in any form of general solicitation or general advertising

(within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

2.8  No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

2.9  Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Subscriber as a result of the transactions contemplated by this Subscription Agreement, including without limitation, the Company's issuance of the Securities and the Subscriber's ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

2.10  SEC Documents; Financial Statements. Since February 29, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has made available to the Subscriber or its representatives copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that will not be material). As of the date hereof, the Company meets the requirements for the use of Form S-3 for registration of the resale of the Common Stock issuable upon exercise of the Preferred Warrant and upon conversion of the Preferred Shares.

2.11  Conduct of Business; Regulatory Permits. Except as set forth on Schedule 2.11, since February 29, 2000 the Company has not (a)  incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, having a Material Adverse Effect, (b) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (c) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the balance sheet dated as at February 29, 2000 and forming part of the SEC Documents, and current liabilities incurred since the February 29, 2000, in each case in the usual and ordinary course of business, (d) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (e) sold, transferred or leased any of its assets except in the usual and ordinary course of business, (f) cancelled or compromised any debt or claim, or waived or released any right, of material value, (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Company, (h) entered into any transaction other than in the usual and ordinary course of business except for this Subscription Agreement and the related agreements referred to herein, (i) encountered any labor difficulties or labor union organizing activities, (j) made or granted any wage or salary increase or entered into any employment agreement, (k) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of the Company, (l) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (m) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, having (either by itself or in conjunction with all such other changes, events and conditions) a Material Adverse Effect, (n) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (o) entered into any agreement, or otherwise obligated itself, to do any of the foregoing. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company's Common Stock has been designated for quotation or listed on the Nasdaq National Market, trading in the Common Stock has not been suspended by the SEC or the Nasdaq National Market and the Company has received no communication, written or oral, from the SEC or the Nasdaq National Market regarding the suspension or delisting of the Common Stock from the Nasdaq National Market. Except as disclosed on Schedule 2.11, the Company is not in violation of the listing requirements of the Nasdaq National Market as in effect on the date hereof and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq National Market in the foreseeable future. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

2.12  Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (b) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (c) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.13  Absence of Litigation. Except as set forth in Schedule 2.13, there is no action, suit, proceeding, inquiry or investigation before or by the Nasdaq National Market, any court, public board, government agency, self-regulatory organization or body, or arbitrator pending or, to the knowledge of the Company, threatened against the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such.

2.14  Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations or otherwise due and payable, except those being contested in good faith and has set aside on its books reserves in accordance with GAAP reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

2.15  Securities Law Compliance. The offer, offer for sale, and sale of the Preferred Units has not been registered with the SEC. The Preferred Units are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act. The Company will conduct the Offering in compliance with the requirements of Regulation D under the 1933 Act, and the Company will file all appropriate notices of offering with the SEC.

2.16  Title. Except as set forth in or contemplated by Schedule 2.16, the Company has good and marketable title to all material properties and tangible assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as such as are not significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns, leases or licenses all such properties as are necessary to its operations as described in the Offering Documents.

2.17  Intellectual Property Rights. To the Company's knowledge after due investigation, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 2.17, to the Company's knowledge after due investigation, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Subscription Agreement, except where such expiration or termination would not have either individually or in the aggregate a Material Adverse Effect. After due investigation, the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 2.17, no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement, except where such infringement, claim, action or proceeding would not reasonably be expected to have either individually or in the aggregate a Material

Adverse Effect. Except as set forth on Schedule 2.17, the Company and its Subsidiaries are unaware, after due investigation, of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where the failure to do so would not have either individually or in the aggregate a Material Adverse Effect.

2.18  Registration Rights. Except with respect to holders of the Preferred Units and the Preferred Warrant, and except as set forth in Schedule 2.18, no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

2.19  Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by the Agency Agreement other than the Placement Agent.

2.20  Right of First Refusal. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings of securities by the Company.

2.21  Interim Financial Statements. Attached hereto as Schedule 2.21 are complete and accurate copies of the Company's unaudited, consolidated financial statements as of and for the three (3) month period and as of and for the year ended February 28, 2001 (the "Financial Statements"). To the best of the Company's knowledge as of the date hereof, and except as set forth in Schedule 2.21 or in any notes to the Financial Statements, the Financial Statements (including any notes thereto) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated and prior periods and present fairly and accurately the consolidated financial position, results of operations and cash flows of the Company as of and for the three (3) month period and as of and for the year ended February 28, 2001 (in each case, subject to normal year-end audit adjustments).

2.22  Disclosure. None of the representations and warranties of the Company appearing in this Subscription Agreement or any information appearing in any Exhibit or Schedule hereto or in any of the Offering Documents, when considered together as a whole, contains, or on any Closing Date will contain, any untrue statement of a material fact or omits, or on any Closing Date will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

2.23  Certain Officers. As of the date hereof, Peter Jackson, Frost Prioleau, James Brentano, David Dunlap, Paul Martinelli and Norman Pensky (the "Key Executives") are employed by the Company on a full-time basis, and, to the Company's knowledge, none of the Key Executives is planning to cease being employed by the Company on a full-time basis in their current capacity and the Company is not aware of any circumstances related to the employment of the Key Executives, apart from circumstances related to the operations of the Company as a whole, that could result in cessation of full-time employment of any of the Key Executives in their current capacities.

III. TERMS OF SUBSCRIPTION

3.1  Closing and Termination of Offering. Provided the Minimum Offering shall have been subscribed for, funds representing the sale thereof shall have cleared, all conditions to closing set forth in Section 3 of the Agency Agreement and Articles V and VI hereof have been satisfied or waived and neither the Company nor the Placement Agent have notified the other that they do not intend to effect the closing of the Minimum Offering, a closing (the "Initial Preferred Closing") shall take place at the offices of counsel to the Placement Agent, Paul, Hastings, Janofsky & Walker LLP, 345 California Street, 29th Floor, San Francisco, California, within three (3) business days thereafter (but in no event later than five days following the Preferred Termination Date), which closing date may be accelerated or adjourned by agreement between the Company and the Placement Agent. At the Initial Preferred Closing, payment for the Preferred Units issued and sold by the Company shall be made against delivery of the Preferred Shares and Preferred Warrants comprising such Preferred Units. The Company and the Placement Agent may consummate subsequent closings of the Offering, upon mutual agreement only, each of which shall be subject to satisfaction or waiver of the conditions to closing set forth in Articles V and VI hereof and in Section 3 of the Agency Agreement, and each of which shall be deemed a "Preferred Closing" hereunder. The date of the last closing of the Offering is hereinafter referred to as the "Final Closing" and the date of any Preferred Closing hereunder is hereinafter referred to as a "Closing Date". The offering period for the Offering (the "Preferred Offering Period") shall commence on the day the Transaction Documents (as defined in the Agency Agreement) relating thereto are first made available to [                  ] by the Company for delivery in connection with the offering for sale of the Preferred Units and shall continue until the earlier to occur of: (i) the sale of the Maximum Offering; or (ii) 5:00 p.m. (New York time), April 26, 2001. In any event, however, the Placement Agent shall use its reasonable best efforts to close at least $3,000,000 of gross proceeds of the Offering by 11:59 p.m. (New York time) on April 3, 2001. If the Minimum Offering is not sold by 11:59 p.m. (New York time) on April 3, 2001, the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction. The day that the Preferred Offering Period terminates is hereinafter referred to as the "Preferred Termination Date." The Preferred Termination Date may be extended for up to thirty (30) days by mutual agreement of the Placement Agent and the Company.

3.2  Expenses; Fees. Simultaneously with payment for and delivery of the Preferred Units at each Preferred Closing, the Company shall: (A) pay to the Placement Agent a cash fee equal to 6% of the gross proceeds of the Preferred Units sold (the "Cash Fee"); (B) reimburse the Placement Agent for its actual out-of-pocket expenses incurred in connection with the Offering, including, without limitation, the reasonable fees and expenses of its counsel (Paul, Hastings, Janofsky & Walker LLP), including, without limitation, due diligence investigation expenses, travel and mailing expenses, up to a maximum of $60,000, which amount may be increased with the prior written consent of the Company, and (C) pay all expenses in connection with the qualification of the Securities under the blue sky laws of the states which the Placement Agent shall designate, including legal fees, filing fees and disbursements of Placement Agent's counsel in connection with such blue sky matters.

3.3  Escrow. Pending the sale of the Preferred Units, all funds paid hereunder shall be deposited by the Company in escrow with American Stock Transfer & Trust Company. If the Company shall not have obtained subscriptions (including this subscription) for purchases of at least six (6) Preferred Units ($3,000,000) on or before the Preferred Termination Date, then this subscription shall be void and all funds paid hereunder by the Subscriber, without interest, shall be promptly returned to the Subscriber, subject to Section  3.5 hereof. If at least six (6) Preferred Units ($3,000,000) are sold on or prior to the Preferred Termination Date, then all subscription proceeds shall be paid over to the Company within three (3) business days thereafter at an initial closing. In such event, placements of additional Preferred Units may continue until the Preferred Termination Date, with subsequent releases of funds to be at the mutual consent of the Company and the Placement Agent.

3.4  Certificates. The Subscriber hereby authorizes and directs the Company, upon each closing in the Offering, to deliver certificates representing the securities to be issued to such Subscriber pursuant to this Subscription Agreement either (a) to the Subscriber's address indicated in the Questionnaire, or (b) directly to the Subscriber's account maintained with the Placement Agent, if any.

3.5  Return of Funds. The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

3.6  Irrevocable Proxy. The Subscriber hereby grants to the Placement Agent an irrevocable proxy to vote such Subscriber's Preferred Shares in the election of the Company's Board of Directors, and otherwise authorizes the Placement Agent to take all action the Placement Agent may deem necessary in order to elect the director (the "Series B Director") which the holders of the Preferred Shares are entitled to elect under Section 1(c) of the Series B Designation and to designate and elect such director's replacement, and the Subscriber agrees that the Placement Agent may choose, in its sole discretion, the person to be so elected or designated.

IV. COVENANTS

4.1  Registration Rights Agreement. The Company shall provide for the registration of the Conversion Shares and the Warrant Shares for resale under the 1933 Act, as provided herein and in the Registration Rights Agreement. The Company and the Subscriber agree to the terms and provisions of Registration Rights Agreement attached hereto as Exhibit C, which terms and provisions are incorporated herein by reference in their entirety and made a part hereof.

4.2  Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Articles V and VI of this Subscription Agreement.

4.3  Form D and Blue Sky. The Company shall file a Form D with respect to the Preferred Shares and Preferred Warrants as required under Regulation D under the 1933 Act and, upon request, provide a copy thereof to the Subscriber promptly after such filing. The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Preferred Shares and the Preferred Warrants for sale to the Subscriber pursuant to this Subscription Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Subscriber on or prior to the Closing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing.

4.4  No Redemption or Repurchase. Unless approved by (A) the vote or written consent of the holders of a majority of the Preferred Shares (treating for this purpose, the holders of Conversion Shares issued upon conversion of the Preferred Shares as holders of the Preferred shares) or (B) the Series B Director and except as otherwise provided in the Transaction Documents, the Company shall not purchase or redeem any capital stock of the Company or any Subsidiary or any indebtedness of the Company or any Subsidiary convertible into or exchangeable for its capital stock or any option, warrant or right to purchase any such capital stock or convertible security. Notwithstanding the foregoing, the Company may repurchase from its employees shares of Common Stock purchased by its employees pursuant to early exercises of stock options or restricted stock purchases if such employees terminated their employment with the Company prior to the vesting of ownership of such shares and if the Company pays no more per share of Common Stock than the purchase price per share paid by such employees.

4.5  Use of Proceeds. The Company shall only use the proceeds of the sale of the Preferred Shares and Preferred Warrants for the purpose set forth on Schedule 4.5 hereto.

4.6 Conversion and Warrant Exercise Limits.

      (a) If the number of Issuable Shares issuable upon conversion of all the Preferred Shares and exercise of all the Preferred Warrants sold in the Offering requires the Company to obtain the Required Approval (defined below), then until such Required Approval is obtained by the Company, the Subscriber agrees to convert Preferred Shares and exercise Preferred Warrants for only that aggregate number of Issuable Shares that would, together with all conversions of Preferred Shares and exercises of Preferred Warrants by direct and indirect transferees of the

  Subscriber, result in an issuance of no more Issuable Shares than the Per Subscriber Limit (defined below).

      (b) The "Per Subscriber Limit" means that number of Issuable Shares equal to 5,646,355 multiplied by a fraction, the numerator of which is the sum of (A) the number of Issuable Shares issuable upon conversion of all Preferred Stock held by the Subscriber and any direct or indirect transferee of the Subscriber plus (B) the number of Issuable Shares issuable upon exercise of all Preferred Warrants held by the Subscriber and any direct or indirect transferee of the Subscriber, and the denominator of which is the sum of (A) the number of Issuable Shares issuable upon conversion of all Preferred Stock issued in the Offering plus (B) the number of Issuable Shares issuable upon exercise of all Preferred Warrants issued in the Offering.

      (c) The "Required Approval" means either (i) approval of the conversion and exercise, respectively, of all Preferred Shares and Warrants issued to the Subscribers by the holders of a majority of the issued and outstanding Common Stock, if such approval is required by NASD Marketplace Rule 4460(i)(1)(D)(ii) or (ii) obtaining an exception from Nasdaq under NASD Marketplace Rule 4460(i)(2) permitting the Company to issue the Units without obtaining the shareholder approval required under clause (i) of this sentence.

4.7  Penalty for Failure to Obtain Required Approval. If, the Required Approval is not obtained by the Company within 6 months after the Final Closing (the "Approval Deadline") then upon the delivery of written notice from the Placement Agent to the Company, the Company shall be required to repurchase the number of Preferred Shares set forth in such notice at a price per Preferred Share equal to the greater of (x) double the amount of the Conversion Price or (y) the difference between (A) the Conversion Price and (B) the average closing bid price on Nasdaq for the Common Stock for the 10 trading days preceding the Approval Deadline.

V. CONDITIONS TO CLOSING IN FAVOR OF THE COMPANY

The obligation of the Company hereunder to issue and sell Preferred Units to the Subscriber at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Subscriber with prior written notice thereof:

5.1  Offering Documents. The Subscriber shall have executed a Questionnaire, a Subscription Agreement, the Registration Rights Agreement and a Lock-Up Agreement and delivered the same to the Company.

5.2  Purchase Price. The Subscriber shall have delivered to the Escrow Agent the purchase price for the Preferred Units being purchased by the Subscriber at the Closing in the manner set forth in Section 1.1.

5.3  Representations and Warranties. The representations and warranties of the Subscriber shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, and the Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Closing.

5.4  Series B Designation. The Secretary of State of the State of Delaware shall have accepted for filing the Series B Designation.

VI. CONDITIONS TO CLOSING IN FAVOR OF THE SUBSCRIBER

The obligation of the Subscriber hereunder to purchase the Preferred Units is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Subscriber's sole benefit and may be waived by the Subscriber at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1  Offering Documents. The Company shall have executed and delivered to the Subscriber each of the Offering Documents to which its signature is required.

6.2  Lock-Up Agreements. The Company shall have delivered to the Placement Agent a Lock-Up Agreement executed by Frost Prioleau, the Jackson Lock-Up executed by Peter Jackson and the Other Lock-Ups executed by the individuals specified in Section 1.10(iii) hereof.

6.3  Legal Opinion. The Subscriber shall have received the opinion of the Company's counsel dated as of the Closing, in substantially the form provided for in Section 3(c)(v) of the Agency Agreement.

6.4  Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time (except for representations and warranties that reference a specific date which shall have been true and correct in all material respects as of such date), and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing, except where the failure of such representations and warranties to be true and correct as stated above and except for such nonperformance, failure to satisfy or comply as would not, individually or in the aggregate, have a Material Adverse Effect.

6.5  Series B Designation. The Series B Designation shall have been accepted for filing by the Secretary of State of the State of Delaware, and a certified copy thereof shall have been delivered to the Placement Agent.

6.6  Due Diligence. The Placement Agent shall have completed its due diligence investigation of the Company, including without limitation, its review of the Company's financial statements, projections, business prospects, capital structure, and contractual arrangements, to the Placement Agent's reasonable satisfaction.

6.7  Closing Documents. At the Closing, the Company shall have delivered to the Placement Agent the following: (A) a certificate of the Chief Executive Officer stating that (I) the condition set forth in Section 6.4 has been satisfied, (II) except as set forth in the any Schedule or Exhibit to this Subscription Agreement or the Agency Agreement, since November 30, 2000, there has been no event, condition or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, and (III) the Company has complied with its covenants and agreements set forth in the Transaction Documents, and (B) a certificate of the Secretary of the Company containing: (I) true and complete copies, as of the Closing Date, of the Certificate of Incorporation and by-laws of the Company and of the certificates of designations of all series of preferred stock of the Company, (II) true and complete copies of the resolutions of the Board of Directors of the Company approving the Transaction Documents and all documents and matters incident thereto, and (III) a certification of authenticity of the signatures of the officers of the Company who have executed and delivered the documentation for this Offering.

6.8  Conditions of Agency Agreement. All of the conditions to closing set forth in Section 3 of the Agency Agreement shall have been satisfied.

6.9  Other Matters. All opinions, certificates and documents and all proceedings related to this Offering shall be in form and content satisfactory to the Placement Agent and its counsel.

VII.  RIGHTS OF TERMINATION

7.1  Termination by Subscriber or Company. This Subscription Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of the parties hereto; (b) by either the Company or the Placement Agent upon written notice to the other party if the Closing shall not have been consummated by 11:59 p.m. on April 3, 2001, unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; or (c) by the Company or the Subscriber upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final, non-appealable order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Subscription Agreement. Termination of this Subscription Agreement under this Section 7.1 shall result in this Subscription Agreement becoming void and of no further force and effect, except that a termination shall not release, or be construed as so releasing, any party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations provided hereunder, and the obligations under Section 8.8 shall survive such termination.

7.2  Termination by the Placement Agent. In the event the Placement Agent decides for any reason prior to the Closing not to proceed with the Offering, upon notice to the Company and the Subscriber, this Subscription Agreement shall be terminated and become void and of no further force and effect, and none of the Company, the Placement Agent, or the Subscriber shall have any further obligations pursuant to this Subscription Agreement, including without limitation, the obligation to consummate the Offering, provided, however, that the obligations under Section 8.8 shall survive such termination.

VIII.  MISCELLANEOUS

8.1  Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Intraware, Inc.
25 Orinda Way
Orinda, CA 94563
Telephone: (925) 253-4500
Facsimile: (925) 253-4541
Attention: General Counsel

With a copy to:
Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road

Palo Alto, CA 94304
Telephone: (650) 493-9300
Facsimile: (650) 493-6811
Attention: Adam R. Dolinko, Esq.

If to the Subscriber, to its address and facsimile number set forth at the end of this Subscription Agreement, or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five (5) days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (c) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

8.2  Entire Agreement; Amendment. This Subscription Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Subscription Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Subscription Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least a majority of the Preferred Shares then outstanding (or if prior to the Closing, the Subscribers purchasing at least a majority of the Preferred Shares to be purchased at the Closing). No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding.

8.3  Severability. If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction.

8.4  Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the Southern District of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Subscription Agreement or any transaction contemplated hereby.

8.5  Headings. The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Subscription Agreement.

8.6  Successors And Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares and the Preferred Warrants. The Company shall not assign this Subscription Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority the Preferred Shares then outstanding, except by merger or consolidation. The Subscriber may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release the Subscriber from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld.

8.7  No Third Party Beneficiaries. This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.8  Survival. The representations and warranties of the Company and the Subscriber contained in Articles I and II and the agreements set forth this Article VIII shall survive the Closing for a period of two years.

8.9  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

8.10  No Strict Construction. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.11  Legal Representation. The Subscriber acknowledges that: (a) it has read this Subscription Agreement and the exhibits hereto; (b) it understands that the Company has been represented in the preparation, negotiation, and execution of this Subscription Agreement by Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company; (c) it understands that the Placement Agent has been represented by Paul, Hastings, Janofsky & Walker LLP, counsel to the Placement Agent, and that such counsel has not represented and is not representing the Subscriber; (d) it has either been represented in the preparation, negotiation, and execution of this Subscription Agreement by legal counsel of its own choice, or has chosen to forego such representation by legal counsel after being advised to seek such legal representation; and (e) it understands the terms and consequences of this Subscription Agreement and is fully aware of its legal and binding effect.

8.12  Expenses of Enforcement. The Company shall pay all fees and expenses (including reasonable fees and expenses of counsel and other professionals) incurred by the Subscriber or any successor holder of Preferred Shares or Preferred Warrants or Conversion Shares or Warrant Shares in enforcing any of its rights and remedies under this Subscription Agreement, the Series B Designation, the Preferred Warrants or the Registration Rights Agreement.

8.13  Confidentiality. The Subscriber agrees that, at all times during the period ending five (5) business days after the filing by the Company with the SEC of its next Annual Report on Form 10-K following the date hereof, it shall keep confidential and not divulge, furnish or make accessible to anyone, the confidential information concerning or relating to the business or financial affairs of the Company contained in the Offering Documents to which it has become privy by reason of this Subscription Agreement.

8.14  Counterparts. This Subscription Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

SUBSCRIBER**:	CO-SUBSCRIBER**:
Signature of Subscriber	Signature of Co-Subscriber
Name of Subscriber [please print]	Name of Co-Subscriber [please print]
Address of Subscriber	Address of Co-Subscriber
Social Security or Taxpayer Identification Number of Subscriber	Social Security or Taxpayer Identification Number of Co-Subscriber
Name of Holder(s) as it should appear on the security certificates* [please print]

* Please provide the exact names that you wish to see on the certificates

(1)
For individuals, print full name of subscriber.

(2)
For joint, print full name of subscriber and all co-subscribers.

(3)
For corporations, partnerships, LLC, print full name of entity, including "&", "Co.", "Inc.", "etc", "LLC", "LP", etc.

(4)
For Trusts, print trust name (please contact your trustee for the exact name that should appear on the certificates.)

(5)
For IRA account maintained at [                  ], print "Wexford Clearing Corp as C/F FBO [client name]".

Subscriber's Account Number at [                  ], if applicable:

Dollar Amount of Preferred Units Subscribed For: $

Dollar Amount of Unit Subscription Accepted: $

**If Subscriber is a Registered Representative with an NASD member firm or an affiliated person of an NASD member firm, have the acknowledgment to the right signed by the appropriate party:	The undersigned NASD member firm acknowledges receipt of the notice required by Rule 3040 of the NASD Conduct Rules.
Name of NASD Member Firm
By:
Authorized Officer
SUBSCRIPTION ACCEPTED BY THE COMPANY:
INTRAWARE, INC.
By:

EXHIBIT A

Series B Designation

EXHIBIT B

Preferred Warrant

EXHIBIT C

Registration Rights Agreement

EXHIBIT D

Lock-Up Agreement

EXHIBIT E

Jackson Lock-Up

EXHIBIT F

Other Lock-Up

QuickLinks

SUBSCRIPTION AGREEMENT
EXHIBIT A Series B Designation
EXHIBIT B Preferred Warrant
EXHIBIT C Registration Rights Agreement
EXHIBIT D Lock-Up Agreement
EXHIBIT E Jackson Lock-Up
EXHIBIT F Other Lock-Up